Exhibit 99.3

[Execution Version]

WORKING CAPITAL FACILITY

dated as of

September 24, 2006

among

RELIANT ENERGY POWER SUPPLY, LLC

as Borrower

The Guarantors Party Hereto

and

MERRILL LYNCH CAPITAL CORPORATION

as Lender

as amended and restated in connection with the
occurrence of the Effective Date as of December 1, 2006

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EXHIBITS:

Exhibit A	—	Form of Assignment and Assumption
Exhibit B	—	Form of Promissory Note
Exhibit C	—	Form of Borrowing Request
Exhibit D	—	Form of Interest Election Request
Exhibit E	—	Form of WCF Joinder Agreement

ii

WORKING CAPITAL FACILITY dated as of September 24, 2006 (this “Agreement”) among RELIANT ENERGY POWER SUPPLY, LLC, a Delaware limited liability company (the “Borrower” or “REPS”), the Guarantors party hereto (each a “Guarantor” and together, with any Additional Guarantors, the “Guarantors”), and MERRILL LYNCH CAPITAL CORPORATION, a Delaware corporation (the “Lender”).

The Borrower has requested that the Lender provide a working capital facility to it for the purposes specified hereunder.

The Lender is prepared to extend such credit upon the terms and conditions hereof, and, accordingly, the parties hereto agree as follows:

ARTICLE I

DEFINITIONS

SECTION 1.01.              Defined Terms.  As used in this Agreement, the following terms have the meanings specified below (capitalized terms not otherwise defined herein shall have the meanings ascribed to such terms in the CSRA):

“ABR”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

“Additional Guarantor” means (a) RERR as contemplated by Section 4.01(b) or (b) an additional Guarantor contemplated by Section 6.11(a) of the CSRA as incorporated by reference in this Agreement pursuant to Section 5.02 .

“Agreement” has the meaning ascribed thereto in the title paragraph hereto.

“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day and (b) the Federal Funds Rate in effect on such day plus ½ of 1%.  Any change in the Alternate Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective from and including the effective date of such change in the Prime Rate or the Federal Funds Rate, respectively.

“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

Working Capital Facility

“Assignment and Assumption” means an assignment and assumption entered into by a Lender and an assignee, and accepted by the Lender, in the form of Exhibit A or any other form approved by the Lender.

“Availability Period” means the period from and including the WCF Effective Date to but excluding the earlier of (i) the Maturity Date and (ii) the date the Commitments are terminated in full in accordance with the terms of this Agreement.

“Board” means the Board of Governors of the Federal Reserve System of the United States of America.

“Borrower” means Reliant Energy Power Supply, LLC, a Delaware limited liability corporation.

“Borrowing” means Loans of the same Type, made, converted or continued on the same date, as to which a single Interest Period is in effect.

“Borrowing Request” means a request by the Borrower for a Borrowing in the form of Exhibit C.

“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City and Houston, Texas are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

“Change in Law” means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by the Lender with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Collateral” has the meaning ascribed thereto in the CSRA.

“Collateral Trust Agreement” has the meaning ascribed thereto in the CSRA.

“Collateral Trustee” has the meaning ascribed thereto in the CSRA.

“Commitment” means, the commitment of the Lender to make Loans hereunder, in an initial aggregate principal amount of $300,000,000.

“Consolidated EBITDA” means, for any Person for any period determined on a consolidated basis in accordance with GAAP, an amount equal to, without any duplication, (a) net income (before giving effect to the cumulative effect of changes in accounting principles and discontinued operations and before income taxes and franchise taxes to the extent based on the income of such Person and its Subsidiaries) for such period, plus (b) Consolidated Interest Charges for such period, plus (c) depreciation, depletion, impairment, abandonment and amortization expense for such period, plus (d) interest and fees expenses under the Securitization Facility during such period, plus (e) net unrealized losses related to trading or non-trading energy derivatives, and minus (f) net unrealized gains related to trading or non-trading energy derivatives; provided, however, for purposes of this definition, (i) gains and losses on the disposition of assets not in the ordinary course of business, (ii) any other noncash charge or gain, and (iii) any extraordinary or other non-recurring item or expense, including severance costs, shall be excluded to the extent incurred or realized during such period in accordance with GAAP from the calculation of Consolidated EBITDA.  If during any period for which Consolidated EBITDA is being determined, RERH Holdings or any Subsidiary shall have (a) made or consummated the acquisition of RERH or any Permitted Acquisition, then Consolidated EBITDA shall be determined on a pro forma basis for such period as if such acquisition or Permitted Acquisition had been made or consummated as of the beginning of the first day of such period or (b) made or consummated any Asset Sale that is not fully included in discontinued operations, then Consolidated EBITDA shall, to the extent such Asset Sale is not excluded from Consolidated EBITDA pursuant to the foregoing proviso, be determined on a pro forma basis for such period as if such Asset Sale had been made or consummated as of the beginning of the first day of such period.

“Consolidated Interest Charges” means, without duplication, for any period for RERH Holdings and its Subsidiaries on a consolidated basis, (a) the total interest expense for such period (including the Monthly Service Fee (and any similar fee payable to a Replacement Sleeve Provider, however defined) and the Make-whole Payment (and any similar payment payable to a Replacement Sleeve Provider, however defined)), whether or not included as interest expense in accordance with GAAP), plus (b) any capitalized interest during such period, minus (c) (i) the total interest income of such Person and its Subsidiaries, including interest income from any escrow or trust account,  and (ii) in all cases whether expensed or amortized, any interest expense attributable to (A) any makewhole or premium paid in connection with the repayment of any Indebtedness permitted hereunder, or (B) any upfront direct or indirect costs, expenses, or fees incurred in connection with, including those arising out of the preparation for the maturity of, (1) this Agreement or the CSRA or (2) the incurrence of any Indebtedness permitted hereunder after the WCF Effective Date.

“CSRA” means the Credit Sleeve and Reimbursement Agreement dated as of September 24, 2006 among the Borrower, the Sleeve Provider, the ML Guarantee Provider and the Guarantors, as the same may be amended, amended and restated, supplemented or otherwise modified, renewed, or replaced from time to time.

“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

“Dollars” and “$” means lawful money of the United States of America.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of RERH Holdings or any Subsidiary of the Borrower directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Equity Interests” has the meaning ascribed thereto in the CSRA.

“Eurodollar”, when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the LIBO Rate.

“Event of Default” has the meaning ascribed thereto in Article VII.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Excluded Taxes” means, with respect to the Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income  by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located.

“Federal Funds Rate” means, for any day, the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided, that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to Bank of America, N.A. on such day on such transactions as determined by the Lender.

“Guaranteed Obligations” has the meaning ascribed thereto in Section 10.01.

“Guarantor” has the meaning ascribed thereto in the title paragraph hereto.

“Indemnified Taxes” means Taxes other than Excluded Taxes.

“Interest Election Request” means a request by the Borrower to convert or continue a Borrowing in the form of Exhibit D.

“Interest Payment Date” means, with respect to any Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part.

“Interest Period” means with respect to any Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one month thereafter as the Borrower shall elect in accordance with Section 2.03; provided that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day, unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period.  For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“LIBO Rate” means, with respect to any Borrowing for any Interest Period, the rate appearing on Page 3750 of the Telerate Service (or on any successor or substitute page of such Service, or any successor to or substitute for such Service, providing rate quotations comparable to those currently provided on such page of such Service, as determined by the Lender from time to time for purposes of providing quotations of interest rates applicable to dollar deposits in the London interbank market) at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period.  In the event that such rate is not available at such time for any reason, then the “LIBO Rate” with respect to such Borrowing for such Interest Period shall be the rate at which dollar deposits of $5,000,000 for a maturity comparable to such Interest Period are offered by the principal London office of the Lender in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

“Loans” means the loans made by the Lender to the Borrower pursuant to this Agreement.

“Maturity Date” means the earlier to occur of (a) the 90th day after the last day of the Scheduled Term, (b) the 90th day after any Unwind Start Date or (c) the Credit Sleeve Termination Date.

“Obligations” means any amounts, principal, interest, premium, fees, indemnifications, reimbursements, expenses, damages and other liabilities payable under the applicable documentation.

“Other Taxes” means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

“Participant” has the meaning ascribed thereto in Section 9.04.

“Prime Rate” means a fluctuating rate of interest equal to the rate of interest most recently announced by the Wall Street Journal as the prime rate for Dollar-denominated loans.

“Party” means any Reliant Retail Obligor or the Lender, as applicable.

“Register” has the meaning ascribed thereto in Section 9.04.

“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person’s Affiliates.

“Reliant Retail Obligor” has the meaning ascribed thereto in the CSRA.

“RERH” has the meaning ascribed thereto in the CSRA.

“RERH Holdings” has the meaning ascribed thereto in the CSRA.

“RERR” has the meaning ascribed thereto in the CSRA.

“Revolving Credit Exposure” means, with respect to the Lender at any time, the sum of the outstanding principal amount of the Loans outstanding at such time.

“Sleeve Provider” means Merrill Lynch Commodities, Inc., a Delaware corporation.

“Subsidiary” has the meaning ascribed thereto in the CSRA.

“Taxes” means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

“Transactions” means the execution, delivery and performance by the Borrower of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

“WCF Effective Date” means the date the conditions precedent in Section 4.01 have been satisfied (or waived in accordance with Section 9.02).

“WCF Joinder Agreement” means a Joinder Agreement in the form of Exhibit E or in such other form as the Borrower and the Lender may agree executed by an Additional Guarantor pursuant to Section 6.11(a) of the CSRA as incorporated by reference in this Agreement pursuant to Section 5.02.

SECTION 1.02.              Classification of Loans and Borrowings.  For purposes of this Agreement, Loans may be classified and referred to by Type (e.g., a “Eurodollar Loan”).  Borrowings also may be classified and referred to by Type (e.g., a “Eurodollar Borrowing”).

SECTION 1.03.              Terms Generally.  The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined.  Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms.  The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”.  The word “will” shall be construed to have the same meaning and effect as the word “shall”.  Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person’s successors and assigns, (c) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

SECTION 1.04.              Accounting Terms; GAAP.  Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time.

ARTICLE II

THE CREDITS

SECTION 2.01.              Commitment.  Subject to the terms and conditions set forth herein, the Lender agrees to make Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in the Lender’s Revolving Credit Exposure exceeding the Lender’s Commitment.  Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Loans.

SECTION 2.02.              Loans and Borrowings.

(a)           Obligations of Lender.  Each Loan shall be made as part of a Borrowing consisting of Loans made by the Lender in accordance with its Commitment.

(b)           Types of Loans.  Subject to Section 2.10, each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith.  The Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of the Lender to make such Loan; provided, that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

(c)           Minimum Amounts.  At the commencement of each Interest Period for any Borrowing, such Borrowing shall be in an aggregate principal amount that is an integral multiple of $1,000,000.

(d)           Limitation on Interest Periods.  Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

SECTION 2.03.              Requests for Borrowings; Interest Elections.

(a)           Requests for Borrowings.  To request a Borrowing, the Borrower shall notify the Lender of such request by telephone not later than (a) in the cases of a Eurodollar Borrowing, 11:00 a.m., New York City time, two Business Days before the date of the proposed Borrowing and (b) in the case of an ABR Borrowing, 11:00 a.m., New York City time, on the same Business Day as the proposed Borrowing.  Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Borrowing Request.  Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.02:

(i)            the aggregate amount of the requested Borrowing;

(ii)           the date of such Borrowing, which shall be a Business Day;

(iii)          whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(iv)          if such Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

(b)           Interest Elections.

(i)            Interest Election by Borrower.  Each Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request.  Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section.

(ii)           Notice of Interest Election.  To make an election pursuant to this Section, the Borrower shall notify the Lender of such election by telephone by the time that a Borrowing Request would be required under Section 2.03(a) if the Borrower were requesting a Borrowing of the Type resulting from such election to be made on the effective date of such election.  Each such telephonic Interest

Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Lender of a written Interest Election Request.

(iii)          Content of Interest Election Requests.  Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.02:

(A)          the Borrowing to which such Interest Election Request applies;

(B)           the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;

(C)           whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and

(D)          if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term “Interest Period”.

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.

(iv)          If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing.  Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Lender so notifies the Borrower, then, so long as an Event of Default is continuing (A) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (B) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

SECTION 2.04.              Funding of Borrowings.  The Lender will make such Loans available to the Borrower by 3:00 p.m., New York City time, on the Business Day specified for the related Borrowing in the applicable Borrowing Request by crediting the amounts to the following Collateral Account maintained at Mellon Bank (Mellon Bank, Pittsburgh, PA; ABA Routing #:  043000261; Account #: 1194193; Account Name:  Reliant Energy Power Supply, LLC) or to such other Collateral Account as the Borrower may instruct the Lender in writing.

SECTION 2.05.              Termination or Reduction of the Commitment.

(a)           Scheduled Termination.  Unless previously terminated in accordance with this Agreement, the Commitment shall terminate on the Maturity Date.

(b)           Voluntary Termination or Reduction.  The Borrower may at any time terminate, or from time to time reduce, the Commitment; provided that (i) each reduction of the Commitment shall be in an amount that is an integral multiple of $1,000,000 and (ii) the Borrower shall not terminate or reduce the Commitment if, after giving effect to such termination or reduction and any concurrent prepayment of the Loans in accordance with Section 2.07, the aggregate principal amount of outstanding Loans would exceed the Commitment.

(c)           Notice of Voluntary Termination or Reduction.  The Borrower shall notify the Lender of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least two Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof.  Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitment delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Lender on or prior to the specified effective date) if such condition is not satisfied.  Any termination or reduction of the Commitment shall be permanent.

SECTION 2.06.              Repayment of Loans; Evidence of Debt.

(a)           Repayment.  The Borrower hereby unconditionally promises to pay to the Lender the then unpaid principal amount of each Loan on the Maturity Date.

(b)           Maintenance of Records by Lender.  The Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to the Lender resulting from each Loan made by the Lender, including the amounts of principal and interest payable and paid to the Lender from time to time hereunder.

(c)           Effect of Entries.  The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of the Lender to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

(d)           Promissory Notes.  The Lender may request that Loans made by it be evidenced by a promissory note.  In such event, the Borrower shall execute and deliver to the Lender a promissory note payable to the order of the Lender and in substantially the form of Exhibit B duly completed.  Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form payable to the order of the payee named therein.

SECTION 2.07.              Prepayment of Loans.

(a)           Optional Prepayments.  The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, subject to any prior notice that is required in accordance with paragraph (b) of this Section.

(b)           Notices, Etc.  The Borrower shall notify the Lender by telephone (confirmed by telecopy) (i) of any prepayment of a Eurodollar Borrowing not later than 11:00 a.m., New York City time, two Business Days before the date of prepayment and (ii) of any prepayment of an ABR Borrowing not later than 11:00 a.m., New York City time, on the Business Day of such prepayment; provided that no such advance notice shall be required if the prepayment is required under Section 6.11(c)(v) or 6.11(c)(viii) of the CSRA.  Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitment as contemplated by Section 2.06, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.06.  Each prepayment of a Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing.  Prepayments shall be accompanied by accrued interest to the extent required by Section 2.09.

SECTION 2.08.              No Facility Fees.  No facility or commitment fee shall be payable by the Borrower to the Lender in respect of the Lender’s Commitment hereunder.

SECTION 2.09.              Interest.

(a)           ABR Loans.  The Loans comprising each ABR Borrowing shall bear interest at the Alternate Base Rate.

(b)           Eurodollar Loans.  The Loans comprising each Eurodollar Borrowing shall bear interest at the LIBO Rate plus 0.45%.

(c)           Default Interest.  Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to 3.875% plus the rate otherwise applicable to such Loan as provided in paragraph (a) of this Section.

(d)           Payment of Interest.  Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan and upon the Maturity Date; provided that (i) interest accrued pursuant to paragraph (b) of this Section shall be payable on demand and (ii) in the event of any repayment or prepayment of any Loan, accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment.

(e)           Computation.  All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day).  The applicable Alternate Base Rate or LIBO Rate shall be determined by the Lender, and such determination shall be conclusive absent manifest error.

SECTION 2.10.              Increased Costs.

(a)           Increased Costs Generally.  If any Change in Law shall:

(i)            impose, modify or deem applicable any reserve, special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, the Lender; or

(ii)           impose on the Lender or the London interbank market any other condition affecting this Agreement or Loans or participation therein;

and the result of any of the foregoing shall be to increase the cost to the Lender of making or maintaining any Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to the Lender of participating in, or to reduce the amount of any sum received or receivable by the Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to the Lender additional amount or amounts as will compensate the Lender for such additional costs incurred or reduction suffered.

(b)           Capital Requirements.  If the Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on the Lender’s capital or on the capital of the Lender’s holding company, if any, as a consequence of this Agreement or the Loans made by the Lender to a level below that which the Lender or the Lender’s holding company could have achieved but for such Change in Law (taking into consideration the Lender’s policies and the policies of the Lender’s holding company with respect to capital adequacy), then from time to time the Borrower will pay to the Lender such additional amount or amounts as will compensate the Lender or the Lender’s holding company for any such reduction suffered.

(c)           Certificates from Lender.  A certificate of the Lender setting forth the amount or amounts necessary to compensate the Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay the Lender, as the case may be, the amount shown as due on any such certificate within 10 days after receipt thereof.

(d)           Delay in Requests.  Failure or delay on the part of the Lender to demand compensation pursuant to this Section shall not constitute a waiver of the Lender’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than 180 days prior to the date that the Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of the Lender’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(e)           Reserves on Loans.  The Borrower shall pay to the Lender, as long as the Lender shall be required to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as “Eurocurrency liabilities”), additional interest on the unpaid principal amount of each Loan equal to the actual costs of such reserves allocated to the Loan by the Lender (as determined by the Lender in good faith, which determination shall be conclusive), which shall be due and payable on each date on which interest is payable on the Loan; provided, that the Borrower shall have received at least 10 days’ prior notice of such additional interest from the Lender.  If the Lender fails to give notice 10 days prior to the relevant Interest Payment Date, such additional interest shall be due and payable 10 days from receipt of such notice.

(f)            Break Funding Payments.  In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto or (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked and is revoked in accordance therewith), then, in any such event, the Borrower shall compensate the Lender for the loss, cost and expense attributable to such event.  Such loss, cost or expense to the Lender shall be deemed to include an amount determined by the Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which the Lender would bid were it to bid, at the commencement of such period, for dollar deposits of a comparable amount and period from other banks in the eurodollar market.  A certificate of the Lender setting forth any amount or amounts that the Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error.  The Borrower shall pay the Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

SECTION 2.11.              Taxes.

(a)           Payments Free of Taxes.  Any and all payments by or on account of any obligation of the Borrower hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Lender receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

(b)           Payment of Other Taxes by Borrower.  In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

(c)           Indemnification by Borrower.  The Borrower shall indemnify the Lender within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes paid by the Lender on or with respect to any payment by or on account of any obligation of the Borrower hereunder (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority.  A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender shall be conclusive absent manifest error.

(d)           Evidence of Payments.  As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Lender the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Lender.

(e)           Refunds.  If the Lender determines, in its sole discretion, that it has received a refund of any Taxes or Other Taxes as to which it has been indemnified by the Borrower or with respect to which the Borrower has paid additional amounts pursuant to this Section, it shall pay over such refund to the Borrower (but only to the extent of indemnity payments made, or additional amounts paid, by the Borrower under this Section with respect to the Taxes or Other Taxes giving rise to such refund), net of all out-of-pocket expenses of the Lender and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund); provided that the Borrower, upon the request of the Lender, agrees to repay the amount paid over to the Borrower (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) to Lender in the event the Lender is required to repay such refund to such Governmental Authority.  This Section shall not be construed to require the Lender to make available its tax returns (or any other information relating to its taxes which it deems confidential) to the Borrower or any other Person.

SECTION 2.12.              Payments Generally; Pro Rata Treatment; Sharing of Set-offs.

(a)           Payments by Borrower.  The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees, or of amounts payable under Section 2.10 or 2.11, or otherwise) prior to 3:00 p.m., New York City time, on the date when due, in immediately available funds, without set-off or counterclaim.  Any amounts received after such time on any date may, in the discretion of the Lender, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon.  All such payments shall be made to the Lender at its offices at 4 World Financial Center 22nd Floor, New York, New York 10080 (through Deutsche Bank AG, New York Branch; ABA/Routing No: 021-001-033; Account Name: ML Capital Corp Loan Syndications; Account No.: 00-883-675; Attention:  Gillian Prince/Maxeen Jacques; Reference: (Reliant Energy Power Supply, LLC)) .  If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension.  All payments hereunder shall be made in Dollars.

(b)           Application of Insufficient Payments.  If at any time insufficient funds are received by and available to the Lender to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, towards payment of interest and fees then due hereunder, and (ii) second, towards payment of principal then due hereunder.

SECTION 2.13               Illegality.  If the Lender determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for the Lender or its applicable Lending Office to make, maintain or fund the Loans, or to determine or charge interest rates based upon the LIBO Rate, or any Governmental Authority has imposed material restrictions on the authority of the Lender to purchase or sell, or to take deposits of, Dollars in the London interbank market, then, on notice thereof by the Lender to the Borrower, any obligation of the Lender to make or continue the Loans shall be suspended until the Lender notifies the Borrower that the circumstances giving rise to such determination no longer exist.  Upon receipt of such notice, the Borrower shall, upon demand from the Lender prepay, either on the last day of the Interest Period therefor, if the Lender may lawfully continue to maintain such Loans to such day, or immediately, if the Lender may not lawfully continue to maintain such Loans.  Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid.

SECTION 2.14.              Inability to Determine Rates.  If the Lender determines that for any reason in connection with any request for a Loan that (a) Dollar deposits are not being offered to banks in the London interbank eurodollar market for the applicable amount and Interest Period of such Loan, (b) adequate and reasonable means do not exist for determining the LIBO Rate for any requested Interest Period with respect to a proposed Loan, or (c) the LIBO Rate for any requested Interest Period with respect to a proposed Loan does not adequately and fairly reflect the cost to the Lender of funding such Loan, the Lender will promptly so notify the Borrower.  Thereafter, the obligation of the Lender to make or maintain the Loans shall be suspended until the Lender revokes such notice.  Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

The provisions of Section 5 of the CSRA, together with all related definitions and ancillary provisions, all as in effect from time to time, are hereby incorporated herein by reference mutatis mutandis and shall be deemed to continue in effect (with any amendments, modifications or waivers thereof) for the benefit of the Lender and the Reliant Retail Obligors, as applicable (provided that if the CSRA is no longer in effect then the foregoing clause shall be deemed to apply to such provisions, definitions and ancillary provisions as the same were in effect immediately before the CSRA ceased to be in effect), and each other Reliant Retail Obligor hereby makes each of the representations and warranties, and the Lender agrees to perform and observe each of its obligations, in each case set forth in Section 5 of the CSRA to the Lender as if (i) each reference therein to “the Sleeve Provider”, “the Merrill Parties”, “MLCI” and “the ML Guarantee Provider” and similar expressions were references to the

Lender, (ii) each reference therein to “Reliant Default” or “Reliant Event of Default” and similar expressions were references to “Default” or “Event of Default”, respectively, (iii) each reference therein to “REPS” were a reference to the Borrower, (iv) each reference therein to “the Reliant Retail Obligors” were references to the Borrower and the Guarantors and the Reliant Retail Obligors as defined herein, (v) each reference therein to “the Other Reliant Retail Obligors” and “the Reimbursement Guarantors” were references to the Guarantors and the Other Reliant Retail Obligors as defined herein and (vi) each reference to a Joinder Agreement were a reference to a “WCF Joinder Agreement”.

ARTICLE IV

CONDITIONS

SECTION 4.01.              WCF Effective Date.  The obligations of the Lender to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):

(a)           Exhibit E.  Exhibit E shall have been completed and attached in a manner satisfactory to the Lender, after consultation with the Borrower.

(b)           Transaction Documents.  This Agreement shall have been duly executed by each of the Parties (and a WCF Joinder Agreement shall have been duly executed and delivered by RERR in a form reasonably satisfactory to the Lender pursuant to which RERR shall become an Additional Guarantor under this Agreement) and each of the Transaction Documents described in clauses (i) and (iii) through (xx) of the definition thereof, and the MLCI/REPS ISDA, shall be executed and delivered in a form reasonably satisfactory to the Lender.

(c)           Ringfence.  Evidence satisfactory to the Lender that the Transition Agreement, employment arrangements with respect to management of the Reliant Retail Obligors, transfer of retail supply and hedging contracts, and office space leasing arrangements each have been completed on documentation or conditions reasonably satisfactory to the Lender and the remaining elements of the ring fence restructuring of RERH Holdings and its Subsidiaries have otherwise been completed on documentation or conditions reasonably satisfactory to Lender; provided ,however that (i) the contribution of RERH and its Subsidiaries to RERH Holdings shall occur prior to the Merrill Parties receiving any interest in RERH Holdings, (ii) employees that are being transferred to RERH Holdings or any of its Subsidiaries and whose services are provided for in the Transition Agreement shall not be required to transfer until January 1, 2007, and (iii) the ISDA confirmations under the REES/REPS Power Purchase Agreement relating to “Upton Wind” and under the RES/REPS Power Purchase Agreement relating to the Channelview Services Agreement shall or shall be amended to have delivery or settlement dates, as applicable, ending on or before the third anniversary of the then current expiry date of the Scheduled Term.

(d)           Secretary’s Certificates.  A certificate, dated the Effective Date, of the secretary or assistant secretary or (if none) any comparable officer of each Reliant Retail Obligor as to (i) its Retail Organizational Documents, (ii) resolutions of its board of directors, members, managers or comparable governing body, as applicable, authorizing the transactions contemplated by the Transaction Documents and (iii) incumbency of officers authorized to execute and deliver its Transaction Documents on its behalf and authenticity of the signatures of such officers.

(e)           Good Standing Certificates.

(i)            A (long form) certificate, without exhibits, dated within one week prior to the Effective Date, of the Secretary of State of Delaware, as to the existence and good standing of each Reliant Retail Obligor and the title and date of filing of each Retail Organizational Document of such Person filed with such Secretary of State.

(ii)           A certificate, dated within one week prior to the Effective Date, of the Secretary of State and the taxing authority of the State in which the principal place of business and chief executive office of each Reliant Retail Obligor, are located, as to (A) the good standing and (B) the authority or qualification to do business in such jurisdiction of such Person and (C) no tax delinquencies (to the extent that such certificate is generally available in such State).

(f)            Opinions of Counsel to Reliant, et al.  Written opinions addressed to the Lender of Bracewell & Giuliani LLP, special counsel to the Reliant Retail Obligors (including customary opinions as to “true contribution”, “non-consolidation”, non-contravention of the Reliant Parent Debt Documents and the creation and perfection of Liens on the Collateral), and of in-house counsel to Reliant Parent, in each case dated the Effective Date, and in a form reasonably satisfactory to the Lender.

(g)           Officer Certificates.  A certificate, dated the Effective Date, of a Financial Officer of RERH Holdings, to the effect that (A) (i) each of the representations and warranties made by the Reliant Retail Obligors in Article III and in the other Transaction Documents which is qualified by materiality is true and correct and (ii) each of the other representations and warranties made by the Reliant Retail Obligors in Article III and in the other Transaction Documents is true and correct in all material respects, in each case of clause (i) and clause (ii) on and as of the Effective Date with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and (B) no Default or Trigger Event has occurred and is continuing on and as of the Effective Date.

(h)           Financial Statements.  The audited consolidated balance sheet of RERH and its consolidated Subsidiaries for the Fiscal Year ended December 31, 2005, and the related consolidated statements of income or operations, stockholders’ equity, comprehensive income (loss) and cash flows for such Fiscal Year (the “Audited Financial Statements”), setting forth in each case in comparative form the figures as of the end of, and for, the previous Fiscal Year, all in reasonable detail and prepared in accordance with GAAP, (B) the unaudited consolidated balance sheet of RERH and its consolidated Subsidiaries as at the end of the Fiscal Quarter ended June 30, 2006, and the related unaudited consolidated statements of income or operations for such Fiscal Quarter and for the portion of RERH’s Fiscal Year then ended and cash flows for the portion of RERH’s Fiscal Year then ended (the “Unaudited Financial Statements”), without comparisons to prior periods and subject to normal year-end audit adjustments and the absence of footnotes; and (C) a projected unaudited consolidated balance sheet of RERH Holdings and its consolidated Subsidiaries based on the unaudited consolidated balance sheet of RERH and its consolidated Subsidiaries as at the end of the Fiscal Quarter ended June 30, 2006, and giving effect to the transfer of RERH to RERH Holdings and the other contributions of the assets and liabilities of the Retail Energy Business contemplated by this Agreement as at the Effective Date, certified by a Responsible Officer of RERH Holdings as being accurate and complete in all material respects with respect to the subject matter thereof.

(i)            Lender Consents.  The Reliant Parent Debt Documents shall have been amended in a form reasonably satisfactory to the Lender in order to permit the transactions contemplated by this Agreement (it being understood that provisions relating to the consent fee and other amounts payable for any such amendments shall not be subject to the Lender’s satisfaction, and that the form of consent provided to the bondholders as of July 25, 2006, as amended by the supplement dated August 28, 2006, is satisfactory).

(j)            Repayment of Securitization Facility.  Evidence satisfactory to the Lender that the Securitization Facility shall be permanently repaid in full and the collateral trust arrangement holding subordinated notes related to the Securitization Facility in favor of secured trading counterparties has been terminated.

(k)           Lien Search Reports, Etc.  (i) A lien search report, certified by the Secretary of State or other applicable Governmental Authority for each jurisdiction the filing in which could perfect a Lien in any Collateral, for all UCC, judgment lien, tax lien and equivalent lien filings made against each Reliant Retail Obligor; and (ii) evidence that the Liens indicated by such financing statements and similar filings (A) have been terminated, released or otherwise discharged in full prior to or concurrently with the Effective Date or (B) are Permitted Liens.

(l)            Collateral Accounts.  Evidence that Reliant Retail Obligors have established or transferred to the Collateral Trustee the Collateral Accounts required by the Security Documents.

(m)          Consolidated EBITDA Certificate  A certificate dated the Effective Date signed by a Responsible Officer of RERH Holdings setting forth the computation of Consolidated EBITDA for the period of four Fiscal Quarters most recently ended at least 55 days prior to the Effective Date.

(n)           CSRA Effective Date.  The Effective Date under the CSRA shall have occurred.

(o)           Other Conditions.  Such other information, diligence, documents, opinions, certificates, approvals and conditions as the Lender may reasonably request.

The obligation of the Lender to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 9.02) at or prior to 3:00 p.m., New York City time, on December 31, 2006 (and, in the event such conditions are not so satisfied or waived, the Commitment shall terminate at such time).

SECTION 4.02               Each Credit Event.  The obligation of the Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

(a)           Representations and Warranties.  As of the Effective Date and thereafter, (i) each of the representations and warranties of the Reliant Retail Obligors made in Article III and in the other Transaction Documents which is qualified by materiality shall be true and correct and (ii) each of the other representations and warranties of the Reliant Retail Obligors made in Article III and in the other Transaction Documents shall be true and correct in all material respects, in each case of clause (i) and clause (ii) on and as of the date of such Borrowing with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

(b)           Defaults.  At the time of and immediately after giving effect to such Borrowing no Default or Trigger Event shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by the Borrower and Guarantors on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

ARTICLE V

AFFIRMATIVE COVENANTS

Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Reliant Retail Obligors covenant and agree with the Lender that:

SECTION 5.01               Use of Proceeds.  The proceeds of the Loans will be used only for the payment by Reliant Retail Obligor of obligations due within three Business Days of the date of the related Borrowing and referred to in Section 6.11(c)(i) through 6.11(c)(vii) of the CSRA but only to the extent that the Borrower determines reasonably and in good faith that funds available in the Collateral Accounts will be insufficient to make such payments on such date; provided that proceeds of the Loans will not be used for funding of reserves with respect to Deferred Reimbursement Obligations as contemplated by Section 6.11(c)(vi)(C).  No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.

SECTION 5.02               Other Affirmative Covenants.  The provisions of Section 6 of the CSRA, together with all related definitions and ancillary provisions, all as in effect from time to time, are hereby incorporated herein by reference mutatis mutandis and shall be deemed to continue in effect (with any amendments, modifications or waivers thereof) for the benefit of the Lender and the Reliant Retail Obligors, as applicable (provided that if the CSRA is no longer in effect then the foregoing clause shall be deemed to apply to such provisions, definitions and ancillary provisions as the same were in effect immediately before the CSRA ceased to be in effect), and the Reliant Retail Obligors covenant and agree with the Lender that they shall perform and observe each of the covenants, and the Lender agrees to perform and observe each of its obligations, in each case set forth in Section 6 of the CSRA as if (i) each reference therein to “the Sleeve Provider”, “the Merrill Parties”, “MLCI” and “the ML Guarantee Provider” and similar expressions were references to the Lender, (ii) each reference therein to “Reliant Default” or “Reliant Event of Default” and similar expressions were references to “Default” or “Event of Default”, respectively, (iii) each reference therein to “REPS” were a reference to the Borrower, (iv) each reference therein to “the Reliant Retail Obligors” were references to the Borrower and the Guarantors and the Reliant Retail Obligors as defined herein, (v) each reference therein to “the Other Reliant Retail Obligors” and “the Reimbursement Guarantors” were references to the Guarantors and the Other Reliant Retail Obligors as defined herein, (vi) each reference to a Joinder Agreement were a reference to a “WCF Joinder Agreement” and (vii) each reference to “Section 12.04” or any subclause thereof were a reference to Section 9.14 or the corresponding subclause thereof.

ARTICLE VI

NEGATIVE COVENANTS

Until the Commitment has expired or been terminated and the principal of and interest on each Loan and all fees and other amounts payable hereunder shall have been paid in full, the Reliant Retail Obligors covenant and agree with the Lender that:

SECTION 6.01               Financial Covenant.  On the last day of each Fiscal Quarter, Consolidated EBITDA of RERH Holdings and its Subsidiaries for the period of four Fiscal Quarters most recently ended shall be at least equal to $150,000,000.  Promptly but in no case later than 55 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, and 95 days after the end of the fourth Fiscal Quarter of each Fiscal Year, the Borrower shall deliver to the Lender a certificate signed by a Responsible Officer of RERH Holdings setting forth the computation of Consolidated EBITDA for such Fiscal Quarter.

SECTION 6.02               Other Negative Covenants.  The provisions of Section 7 of the CSRA, together with all related definitions and ancillary provisions, all as in effect from time to time, are hereby incorporated herein by reference mutatis mutandis and shall be deemed to continue in effect (with any amendments, modifications or waivers thereof) for the benefit of the Lender and the Reliant Retail Obligors, as applicable (provided that if the CSRA is no longer in effect then the foregoing clause shall be deemed to apply to such provisions, definitions and ancillary provisions as the same were in effect immediately before the CSRA ceased to be in effect), and the Reliant Retail Obligors covenant and agree with the Lender that they shall, and shall cause their Subsidiaries to, comply with all of the negative covenants, and the Lender agrees to perform and observe each of its obligations, in each case set forth in Section 7 of the

CSRA as if (i) each reference therein to “the Sleeve Provider”, “the Merrill Parties”, “MLCI” and “the ML Guarantee Provider” and similar expressions were references to the Lender, (ii) each reference therein to “Reliant Default” or “Reliant Event of Default” and similar expressions were references to “Default” or “Event of Default”, respectively, (iii) each reference therein to “REPS” were a reference to the Borrower, (iv) each reference therein to “the Reliant Retail Obligors” were references to the Borrower and the Guarantors and the Reliant Retail Obligors as defined herein, (v) each reference therein to “the Other Reliant Retail Obligors” and “the Reimbursement Guarantors” were references to the Guarantors and the Other Reliant Retail Obligors as defined herein and (vi) each reference to a Joinder Agreement were a reference to a “WCF Joinder Agreement”.

ARTICLE VII

EVENTS OF DEFAULT

If any of the following events (“Events of Default”) shall occur:

(a)           Principal Payments.  The Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise; or

(b)           Other Payment Defaults.  The Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of three Business Days; or

(c)           CSRA Defaults.  A Reliant Event of Default shall occur and is continuing under and as defined in the CSRA; or

(d)           Insolvency Proceedings, Etc.  Any Reliant Retail Obligor institutes or consents to the institution of any proceeding under any Debtor Relief Law, or makes an assignment for the benefit of creditors; or applies for or consents to the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer for it or for all or any material part of their respective property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 calendar days; or any proceeding under any Debtor Relief Law relating to any such Person or to all or any material part of their respective property is instituted without the consent of such Person and continues undismissed or unstayed for 60 calendar days, or an order for relief is entered in any such proceeding; or

(e)           Inability to Pay Debts.  Any Reliant Retail Obligor becomes unable or admits in writing its inability or fails generally to pay its debts as they become due,

then, and in every such event (other than an event with respect to the Borrower described in clause (d) or (e) of this Article), and at any time thereafter during the continuance of such event, the Lender may, by notice to the Borrower, take either or both of the following actions, at the same or different times:  (i) terminate the Commitment, and thereupon the Commitment shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower; and in case of any event with respect to the Borrower described in clause (d) or (e) of this Article, the Commitment shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other obligations of the Borrower accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower.

ARTICLE IX

MISCELLANEOUS

SECTION 9.01.              Notices.

(a)           Notices Generally.  Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) of this Section), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

(i)            if to the Borrower, to:

Reliant Energy Power Supply, LLC

1000 Main Street

Houston, Texas  77002

Attention:  Daniel N. Hannon

Telephone No.:  (713) 497-6149

Telecopy No.:  (713) 497-0881

E-Mail:  DHannon@reliant.com

With a copy to

Reliant Energy Power Supply, LLC

1000 Main Street

Houston, Texas  77002

Attention:  Andrew C. Johannesen

Telephone No.:  (713) 497-6417

Telecopy No.:  (713) 497-9289

E-Mail:  AJohannesen@reliant.com

and

Reliant Energy Power Supply, LLC

1000 Main Street

Houston, Texas  77002

Attention:  Michael L. Jines

Telephone No.:  (713) 497-7465

Telecopy No.:  (713)-497-0140

E-Mail:  MJines@reliant.com

(ii)           if to the Lender, to:

Merrill Lynch Capital Corporation

4 World Trade Center

22nd Floor

New York, New York  10080

Attention:  Gillian Prince

Telephone No.  212-449-7839

Telecopy No.:  212-449-9435

E-Mail:  Gillian_Prince@ml.com;

(b)           Electronic Communications.  Notices and other communications to the Lender hereunder may be delivered or furnished by electronic communications pursuant to procedures approved by the Lender; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Lender.  The Lender or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

(c)           Change of Address, Etc.  Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.  All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

SECTION 9.02.              Waivers; Amendments.

(a)           No Deemed Waivers; Remedies Cumulative.  No failure or delay by the Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the Lender hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have.  No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given.  Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Lender may have had notice or knowledge of such Default at the time.

(b)           Amendments.  Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Lender.

SECTION 9.03.              Expenses; Indemnity; Damage Waiver.

(a)           Costs and Expenses.  The Borrower shall pay all reasonable out-of-pocket expenses incurred by the Lender, including the reasonable fees, charges and disbursements of any counsel for the Lender in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the enforcement or acceleration of the Loans made hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans.

(b)           Indemnification by Borrower.  The Borrower shall indemnify the Lender and each Related Party of the Lender (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by RERH Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to RERH Holdings or any of its Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

(c)           Waiver of Consequential Damages, Etc.  TO THE EXTENT PERMITTED BY APPLICABLE LAW, UNLESS EXPRESSLY HEREIN PROVIDED, NO PARTY SHALL BE LIABLE UNDER THIS AGREEMENT FOR CONSEQUENTIAL, INCIDENTAL, PUNITIVE, EXEMPLARY OR INDIRECT DAMAGES, INCLUDING CONSEQUENTIAL LOST PROFITS OR OTHER CONSEQUENTIAL BUSINESS INTERRUPTION DAMAGES, BY STATUTE, IN TORT OR CONTRACT OR OTHERWISE.

SECTION 9.04.              Successors and Assigns.

(a)           Assignments Generally.  The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section.  Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of the Lender) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b)           Assignments by Lender.

(i)            Assignments Generally.  Subject to the conditions set forth in paragraph (b)(ii) below, the Lender may assign to one or more Affiliates of the Lender or an Approved Fund all of its rights and obligations under this Agreement (including all of its Commitment and the Loans at the time owing to it) so long as, if no Event of Default by the Borrower exists it has received the prior written consent of the Borrower, such consent not to be unreasonably withheld or delayed;

(ii)           Effectiveness of Assignments.  Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.10, 2.11, 2.12 and 9.03).  Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.

(iii)          Maintenance of Register.  The Lender, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lender, and principal amount of the Loans owing to, the Lender pursuant to the terms hereof from time to time (the “Register”).  The entries in the Register shall be conclusive, and the Borrower, the Lender may treat each Person whose name is recorded in the Register pursuant to the terms hereof as the Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.  The Register shall be available for inspection by the Borrower at any reasonable time and from time to time upon reasonable prior notice.

(iv)          Acceptance of Assignments by Lender.  Upon its receipt of a duly completed Assignment and Assumption, the Lender shall accept such Assignment and Assumption and record the information contained therein in the Register.  No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

(c)           Participations.

(i)            Participations Generally.  The Lender may, without the consent of the Borrower sell participations to one or more banks or other entities (a “Participant”) in all or a portion of the Lender’s rights and obligations under this Agreement (including all or a portion of the Loans owing to it); provided that (A) the Lender’s obligations under this Agreement shall remain unchanged, (B) the Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower and the Lender shall continue to deal solely and directly in connection with the Lender’s rights and obligations under this Agreement.  Any agreement or instrument pursuant to which the Lender sells such a participation shall provide that the Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that the Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 9.02(b) that affects such Participant.  Subject to paragraph (c)(ii) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.10, 2.11 and 2.12 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.  To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender.

(ii)           Limitations on Rights of Participants.  A Participant shall not be entitled to receive any greater payment under Section 2.10, 2.11 or 2.12 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower’s prior written consent.  A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.11 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with Section 2.11(e) as though it were a Lender.

(d)           Certain Pledges.  The Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of the Lender, including without limitation any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release the Lender from any of its obligations hereunder or substitute any such pledgee or assignee for the Lender as a party hereto.

SECTION 9.05.              Survival.  All covenants, agreements, representations and warranties made by the Borrower and the Guarantors herein and in the certificates or other instruments  delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and so long as the Commitment have not expired or terminated.  The provisions of Sections 2.10, 2.11 and 2.12 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans or the termination of this Agreement or any provision hereof.

SECTION 9.06.              Counterparts; Integration; Effectiveness.  This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract.  This Agreement and any separate letter agreements with respect to fees payable to the Lender constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof.  Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Lender and when the Lender shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.  Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

SECTION 9.07.              Severability.  Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

SECTION 9.08.              Right of Setoff.  If an Event of Default shall have occurred and be continuing, the Lender and each of its Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other obligations at any time owing by the Lender or Affiliate to or for the credit or the account of the Borrower against any of and all the obligations of the Borrower now or hereafter existing under this Agreement held by the Lender, irrespective of whether or not the Lender shall have made any demand under this Agreement and although such obligations may be unmatured.  The rights of the Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which the Lender may have.

SECTION 9.09.              Governing Law; Jurisdiction; Consent to Service of Process.

(a)           Governing Law.  This Agreement shall be governed by, and construed in accordance with, the law of the State of New York.

(b)           Submission to Jurisdiction.  The Parties hereby submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and of the Supreme Court of the State of New York sitting in New York County (including its Appellate Division), and of any other appellate court in the State of New York (the “New York Courts”), for the purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby.  Notwithstanding the nonexclusive submission above:

(A)          With respect to any proceeding initiated by or on behalf of any Reliant Retail Obligor arising out of or relating to this Agreement or the transactions contemplated hereby, the Reliant Retail Obligors agree to bring such proceeding exclusively in the United States District Court for the Southern District of New York or if such court does not have subject matter jurisdiction in any of the other New York Courts located in New York, New York, and in such case EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING;

(B)           With respect to any proceeding initiated by or on behalf of the Lender arising out of or relating to this Agreement or the transactions contemplated hereby, which the Lender elects to bring in the United States District Court for the Southern District of New York or if such court does not have subject matter jurisdiction in any of the other New York Courts located in New York, New York, EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY SUCH LEGAL PROCEEDING; and

(C)           With respect to any proceeding initiated by or on behalf of Lender arising out of or relating to this Agreement or the transactions contemplated hereby, which the Lender elects to bring in the United States District Court for the Southern District of Texas (Houston Division) or if such court does not have subject matter jurisdiction in any of the other Texas Courts located in Houston, Texas, the Reliant Retail Obligors expressly reserve their right to trial by jury.

(c)           Waiver of Venue.  Each Party hereby irrevocably waives, to the fullest extent permitted by applicable law, any objection that it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

(d)           Service of Process.  Each Party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01.  Nothing in this Agreement will affect the right of any Party to this Agreement to serve process in any other manner permitted by law.

SECTION 9.10.              Headings.  Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

SECTION 9.11.              Confidentiality.  The Lender agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any Governmental Authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (ii) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to the Lender on a nonconfidential basis from a source other than the Borrower.  For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower or its business, other than any such information that is available to the Lender on a nonconfidential basis prior to disclosure by the Borrower; provided that, in the case of information received from the Borrower after the date hereof, such information is clearly identified at the time of delivery as confidential.  Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

SECTION 9.12.              USA PATRIOT Act.  The Lender hereby notifies the Borrower that pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Lender may be required to obtain, verify and record information that identifies the Borrower, which information includes the name and address of the Borrower and other information that will allow the Lender to identify the Borrower in accordance with said Act.

SECTION 9.13.              Interest Rate Limitation.  Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to the Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Rate to the date of repayment, shall have been received by the Lender.

SECTION 9.14.              Provisions Relating to the Collateral Trust Agreement, Etc.(1)  The Lender hereby agrees in favor of the Collateral Trustee, the Secured Counterparties (as defined in the Collateral Trust Agreement), and the Reliant Retail Obligors to perform, comply with, and be bound by each of the covenants, agreements, and obligations contained in the Collateral Trust Agreement, to the extent applicable to the Lender as a Secured Counterparty under the Collateral Trust Agreement.

(2)           The Lender hereby agrees that at the direction of the Borrower from time to time and to the extent no Default or Event of Default exists and no Default or Event of Default would be caused thereby, the Lender shall or shall direct the Collateral Trustee, as applicable, to:

(a)           accept additional Collateral in accordance with Section 2.03 of the Collateral Trust Agreement;

(b)           accept Replacement Sleeve Providers and Replacement Working Capital Providers and their respective agreements as additional secured counterparties and secured agreements in accordance with Section 3.01 and 3.03 of the Collateral Trust Agreement;

(c)           remove the Lender as a secured counterparty with respect to the Obligations under this Agreement and the Security Documents in accordance with Section 3.02 and 3.03 of the Collateral Trust Agreement upon the payment in full of all Obligations under this Agreement and the Security Documents (or, if the Lender is the sole secured counterparty under the Collateral Trust Agreement upon the payment in full of all obligations under this Agreement and the Security Documents, at the direction of the Borrower release all of the Collateral in accordance with Section 2.07 of the Collateral Trust Agreement);

(d)           with respect to, and to the extent of, property constituting Collateral that is, or will be, sold or otherwise transferred or disposed of in connection with any transaction permitted under this Agreement, release or confirm the release of such Collateral under Sections 2.04, 2.05 or 2.06 of the Collateral Trust Agreement, as applicable; provided that (i) to the extent that such sale, transfer or other disposition is of all of the Equity Interests in a Subsidiary, the Lender shall also instruct the Collateral Trustee to release all of the assets of such Subsidiary that constitute Collateral, (ii) to the extent that such sale, transfer or other disposition is of all or substantially all of the assets of a Subsidiary, the Lender shall also instruct the Collateral Trustee to release all of the Equity Interests in such Subsidiary that constitute Collateral and (iii) in the case of clauses (i) and (ii), the Lender shall make or approve any conforming changes reasonably requested by the Borrower in the Security Documents necessary to implement such release in the reasonable discretion of the Lender; and

(e)           amend, restate, supplement, modify, renew or replace, or forbear from exercising any rights with respect to the terms or provisions contained in, or cancel, terminate or suspend performance under, any Security Document, or consent to the taking of any of the foregoing actions with respect to any other Transaction Document, in each case to the extent such foregoing action is approved by the Lender in accordance with Section 7.11 of the CSRA as incorporated by reference in this Agreement pursuant to Section 6.02.

The Lender shall timely execute and deliver, provide, return or otherwise make available or direct the execution and delivery, provision, return or otherwise making available of all filings, recordings, notices, and other related documents and agreements, including releases and notices, directions and other communications to the Collateral Trustee, reasonably required to implement the foregoing in accordance with the terms of the foregoing.

SECTION 9.15.              Amendment and Restatement.This Agreement represents an amendment and restatement of the Working Capital Facility dated as of September 24, 2006, and is amended and restated in connection with the occurrence of the Effective Date as of December 1, 2006.]

ARTICLE X

THE GUARANTY

SECTION 10.01             Guaranty of the Obligations.  Subject to the provisions of Section 10.02, the Guarantors jointly and severally hereby irrevocably and unconditionally guaranty to the Lender (i) the due and punctual payment in full of all Obligations and all other amounts payable by the Borrower to the Lender under the Transaction Documents when the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)) and (ii) the performance of all other obligations of the Borrower hereunder (collectively, the “Guaranteed Obligations”).

SECTION 10.02             Payment by Guarantors.  The Guarantors hereby jointly and severally agree, in furtherance of the foregoing and not in limitation of any other right which the Lender may have at law or in equity against any Guarantor by virtue hereof, that upon the failure of the Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at Stated Maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C. §362(a)), the Guarantors will upon demand pay, or cause to be paid, in cash, to the Lender, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for the Borrower’s becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against the Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to the Lender as aforesaid.

SECTION 10.03             Liability of Guarantors Absolute.  Each Guarantor agrees that its obligations hereunder are irrevocable, absolute, independent and unconditional and shall not be affected by any circumstance which constitutes a legal or equitable discharge of a guarantor or surety other than payment in full of the Guaranteed Obligations.  In furtherance of the foregoing and without limiting the generality thereof, each Guarantor agrees as follows:

(a) this Guaranty is a guaranty of payment when due and not of collectability.  This Guaranty is a primary obligation of each Guarantor and not merely a contract of surety;

(b) the obligations of each Guarantor hereunder are independent of the obligations of the Borrower and the obligations of any other guarantor (including any other Guarantor) of the obligations of the Borrower, and a separate action or actions may be brought and prosecuted against such Guarantor whether or not any action is brought against the Borrower or any of such other guarantors and whether or not the Borrower is joined in any such action or actions;

(c) payment by any Guarantor of a portion, but not all, of the Guaranteed Obligations shall in no way limit, affect, modify or abridge any Guarantor’s liability for any portion of the Guaranteed Obligations which has not been paid; and without limiting the generality of the foregoing, if the Lender is awarded a judgment in any suit brought to enforce any Guarantor’s covenant to pay a portion of the Guaranteed Obligations, such judgment shall not be deemed to release such Guarantor from its covenant to pay the portion of the Guaranteed Obligations that is not the subject of such suit, and such judgment shall not, except to the extent satisfied by such Guarantor, limit, affect, modify or abridge any other Guarantor’s liability hereunder in respect of the Guaranteed Obligations;

(d) the Lender, upon such terms as it deems appropriate, without notice or demand and without affecting the validity or enforceability hereof or giving rise to any reduction, limitation, impairment, discharge or termination of any Guarantor’s liability hereunder, from time to time may (i) renew, extend, accelerate, increase the rate of interest on, or otherwise change the time, place, manner or terms of payment of the Guaranteed Obligations; (ii) settle, compromise, release or discharge, or accept or refuse any offer of performance with respect to, or substitutions for, the Guaranteed Obligations or any agreement relating thereto and/or subordinate the payment of the same to the payment of any other obligations; (iii) request and accept other guaranties of the

Guaranteed Obligations and take and hold security for the payment hereof or the Guaranteed Obligations; (iv) release, surrender, exchange, substitute, compromise, settle, rescind, waive, alter, subordinate or modify, with or without consideration, any security for payment of the Guaranteed Obligations, any other guaranties of the Guaranteed Obligations, or any other obligation of any Person (including any other Guarantor) with respect to the Guaranteed Obligations; (v) enforce and apply any security now or hereafter held by or for the benefit of the Lender in respect hereof or the Guaranteed Obligations and direct the order or manner of sale thereof, or exercise any other right or remedy that the Lender may have against any such security, in each case as the Lender in its discretion may determine consistent herewith or any applicable security agreement, including foreclosure on any such security pursuant to one or more judicial or nonjudicial sales, whether or not every aspect of any such sale is commercially reasonable, and even though such action operates to impair or extinguish any right of reimbursement or subrogation or other right or remedy of any Guarantor against the Borrower or any security for the Guaranteed Obligations; and (vi) exercise any other rights available to it under the Transaction Documents; and

(e) this Guaranty and the obligations of the Guarantors hereunder shall be valid and enforceable and shall not be subject to any reduction, limitation, impairment, discharge or termination for any reason (other than payment in full of the Guaranteed Obligations), including the occurrence of any of the following, whether or not any Guarantor shall have had notice or knowledge of any of them: (i) any failure or omission to assert or enforce or agreement or election not to assert or enforce, or the stay or enjoining, by order of court, by operation of law or otherwise, of the exercise or enforcement of, any claim or demand or any right, power or remedy (whether arising under the Transaction Documents, at law, in equity or otherwise) with respect to the Guaranteed Obligations or any agreement relating thereto, or with respect to any other guaranty of or security for the payment of the Guaranteed Obligations; (ii) any rescission, waiver, amendment or modification of, or any consent to departure from, any of the terms or provisions (including provisions relating to events of default) hereof, any of the other Transaction Documents or any agreement or instrument executed pursuant thereto, or of any other guaranty or security for the Guaranteed Obligations, in each case whether or not in accordance with the terms hereof or such Credit Document or any agreement relating to such other guaranty or security; (iii) the Guaranteed Obligations, or any agreement relating thereto, at any time being found to be illegal, invalid or unenforceable in any respect; (iv) the Lender’s consent to the change, reorganization or termination of the corporate structure or existence of the Borrower or any of its Subsidiaries and to any corresponding restructuring of the Guaranteed Obligations; (v) any failure to perfect or continue perfection of a security interest in any collateral which secures any of the Guaranteed Obligations; and (vi) any other act or thing or omission, or delay to do any other act or thing, which may or might in any manner or to any extent vary the risk of any Guarantor as an obligor in respect of the Guaranteed Obligations.

SECTION 10.04             Waivers By Guarantors.  Each Guarantor hereby waives, for the benefit of the Lender: (a) any right to require the Lender, as a condition of payment or performance by such Guarantor, to (i) proceed against the Borrower, any other guarantor

(including any other Guarantor) of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from the Borrower, any such other guarantor or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of the Lender in favor of the Borrower or any other Person, or (iv) pursue any other remedy in the power of the Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of the Borrower or any other Guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of the Borrower or any other Guarantor from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) (i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of such Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting such Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that the Lender protect, secure, perfect or insure any security interest or lien or any property subject thereto; (e) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder or under any agreement or instrument related thereto, notices of any renewal, extension or modification of the Guaranteed Obligations or any agreement related thereto, notices of any extension of credit to the Borrower and notices of any of the matters referred to in Section 10.04 and any right to consent to any thereof; and (f) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.

SECTION 10.05             Guarantors’ Rights of Subrogation, Contribution, etc.  Until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor hereby agrees not to exercise any claim, right or remedy, direct or indirect, that such Guarantor now has or may hereafter have against the Borrower or any other Guarantor or any of its assets in connection with this Guaranty or the performance by such Guarantor of its obligations hereunder, in each case whether such claim, right or remedy arises in equity, under contract, by statute, under common law or otherwise and including without limitation (a) any right of subrogation, reimbursement or indemnification that such Guarantor now has or may hereafter have against the Borrower with respect to the Guaranteed Obligations, (b) any right to enforce, or to participate in, any claim, right or remedy that the Lender now has or may hereafter have against the Borrower, and (c) any benefit of, and any right to participate in, any collateral or security now or hereafter held by the Lender.  In addition, until the Guaranteed Obligations shall have been indefeasibly paid in full, each Guarantor shall withhold exercise of any right of contribution such Guarantor may have against any other guarantor (including any other Guarantor) of the Guaranteed Obligations, including any such right of contribution as contemplated by Section 10.02.  Each Guarantor further agrees that, to the extent the agreement to withhold the exercise of its rights of subrogation, reimbursement, indemnification and contribution as set forth herein is found by a court of competent jurisdiction to be void or voidable for any reason, any rights of subrogation, reimbursement or indemnification such Guarantor may have against the Borrower or against any collateral or security, and any rights of contribution such Guarantor may have against any such other guarantor, shall be junior and subordinate to any rights the Lender may have against the Borrower, to all right, title and interest the Lender may have in any such collateral or security, and to any right the Lender may have against such other guarantor.  If any amount shall be paid to any Guarantor on account of any such subrogation, reimbursement, indemnification or contribution rights at any time when all Guaranteed Obligations shall not have been finally and indefeasibly paid in full, such amount shall be held in trust for the Lender and shall forthwith be paid over to the Lender to be credited and applied against the Guaranteed Obligations, whether matured or unmatured, in accordance with the terms hereof.

SECTION 10.06             Subordination of Other Obligations. Any Indebtedness of the Borrower or any Guarantor now or hereafter held by any Guarantor (the “Obligee Guarantor”) is hereby subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by the Obligee Guarantor after an Event of Default has occurred and is continuing shall be held in trust for the Lender and shall forthwith be paid over to the Lender to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of the Obligee Guarantor under any other provision hereof.

SECTION 10.07             Continuing Guarantee.  This Guaranty is a continuing guaranty and shall remain in effect until all of the Guaranteed Obligations shall have been indefeasibly paid in full.  Each Guarantor hereby irrevocably waives any right to revoke this Guaranty as to future transactions giving rise to any Guaranteed Obligations.

SECTION 10.08             Authority of Guarantors or the Borrower.  It is not necessary for the Lender to inquire into the capacity or powers of any Guarantor or the Borrower or the officers, directors or any agents acting or purporting to act on behalf of any of them.

SECTION 10.09             Financial Condition of the Borrower.  Any Guaranty may be made to the Borrower or continued from time to time, without notice to or authorization from any Guarantor regardless of the financial or other condition of the Borrower at the time of any such grant or continuation.  The Lender shall have no obligation to disclose or discuss with any Guarantor its assessment, or any Guarantor’s assessment, of the financial condition of the Borrower.  Each Guarantor has adequate means to obtain information from the Borrower on a continuing basis concerning the financial condition of the Borrower and its ability to perform its obligations under the Transaction Documents, and each Guarantor assumes the responsibility for being and keeping informed of the financial condition of the Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations.  Each Guarantor hereby waives and relinquishes any duty on the part of the Lender to disclose any matter, fact or thing relating to the business, operations or conditions of the Borrower now known or hereafter known by the Lender.

SECTION 10.10             Bankruptcy, etc.

(a) So long as any Guaranteed Obligations remain outstanding, no Guarantor shall, without the prior written consent of Lender, commence or join with any other Person in commencing any bankruptcy, reorganization or insolvency case or proceeding of or against the Borrower or any other Guarantor or admit in writing or in any legal proceeding that it is unable to pay its debts as they become due.  The obligations of Guarantors hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of the Borrower or any other Guarantor or by any defense which the Borrower or any other Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.

(b) Each Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantors and the Lender that the Guaranteed Obligations which are guaranteed by Guarantors pursuant hereto should be determined without regard to any rule of law or order which may relieve the Borrower of any portion of such Guaranteed Obligations.  Guarantors will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay the Lender, or allow the claim of the Lender in respect of, any such interest accruing after the date on which such case or proceeding is commenced.

(c) In the event that all or any portion of the Guaranteed Obligations are paid by the Borrower, the obligations of Guarantors hereunder shall continue and remain in full force and effect or be reinstated, as the case may be, in the event that all or any part of such payment(s) are rescinded or recovered directly or indirectly from the Lender as a preference, fraudulent transfer or otherwise, and any such payments which are so rescinded or recovered shall constitute Guaranteed Obligations for all purposes hereunder.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BORROWER

RELIANT RETAIL POWER SUPPLY, LLC

By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Vice President and Treasurer

U.S. Federal Tax Identification No.:  20-4823108

Working Capital Facility

LENDER

MERRILL LYNCH CAPITAL CORPORATION

By:	/s/ Carol J.E. Feeley
	Name:	Carol J.E. Feeley
	Title:	Vice President

Working Capital Facility

GUARANTORS

RERH HOLDINGS, LLC

By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Assistant Treasurer

RELIANT ENERGY RETAIL HOLDINGS, LLC

By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Assistant Treasurer

RELIANT ENERGY RETAIL SERVICES, LLC

By:	/s/ Lloyd A. Whittington
Lloyd A. Whittington
Vice President and Treasurer

Working Capital Facility

EXHIBIT A

[FORM OF ASSIGNMENT AND ASSUMPTION]

This Assignment and Assumption (the “Assignment and Assumption”) is dated as of the Effective Date set forth below and is entered into by and between Merrill Lynch Capital Corporation (the “Assignor”) and [Insert name of Assignee] (the “Assignee”).  Capitalized terms used but not defined herein shall have the meanings given to them in the Working Capital Facility identified below  (as amended, the “Working Capital Facility”), receipt of a copy of which is hereby acknowledged by the Assignee.  The Standard Terms and Conditions set forth in Annex 1 attached hereto are hereby agreed to and incorporated herein by reference and made a part of this Assignment and Assumption as if set forth herein in full.

For an agreed consideration, the Assignor hereby irrevocably sells and assigns to the Assignee, and the Assignee hereby irrevocably purchases and assumes from the Assignor, subject to and in accordance with the Standard Terms and Conditions and the Working Capital Facility, as of the Effective Date inserted by the Lender as contemplated below (i) all of the Assignor’s rights and obligations in its capacity as the Lender under the Working Capital Facility and any other documents or instruments delivered pursuant thereto to the extent related to such outstanding rights and obligations of the Assignor under the Working Capital Facility identified below (including any guarantees included therein) and (ii) to the extent permitted to be assigned under applicable law, all claims, suits, causes of action and any other right of the Assignor (in its capacity as the Lender) against any Person, whether known or unknown, arising under or in connection with the Working Capital Facility, any other documents or instruments delivered pursuant thereto or the loan transactions governed thereby or in any way based on or related to any of the foregoing, including contract claims, tort claims, malpractice claims, statutory claims and all other claims at law or in equity related to the rights and obligations sold and assigned pursuant to clause (i) above (the rights and obligations sold and assigned pursuant to clauses (i) and (ii) above being referred to herein collectively as the “Assigned Interest”).  Such sale and assignment is without recourse to the Assignor and, except as expressly provided in this Assignment and Assumption, without representation or warranty by the Assignor.

1.	Assignor:	Merrill Lynch Capital Corporation

2.	Assignee:
[and is an Affiliate/Approved Fund of the Assignor]

3.	Borrower:	Reliant Energy Power Supply, LLC

4.	Working Capital Facility:	The $300,000,000 Working Capital Facility dated as of September 24, 2006 among Reliant Energy Power Supply, LLC, Merrill Lynch Capital Corporation, as Lender, and the Guarantors parties thereto.

Assignment and Assumption

5.	Assigned Interest:

Amount of Commitment Assigned	Amount of Loans Assigned	Percentage Assigned of Commitment/Loans
$		100%

Effective Date:                                 , 20       [TO BE INSERTED BY THE LENDER AND WHICH SHALL BE THE EFFECTIVE DATE OF RECORDATION OF TRANSFER IN THE REGISTER THEREFOR.]

The terms set forth in this Assignment and Assumption are hereby agreed to:

ASSIGNOR

MERRILL LYNCH CAPITAL CORPORATION

By:
Title:

ASSIGNEE

[NAME OF ASSIGNEE]

By:
Title:

2

[Consented to:](1)

RELIANT ENERGY POWER SUPPLY, LLC

By
Title:

(1)           To be added only if the consent of the Borrower is required by the terms of the Working Capital Facility.

3

ANNEX 1

STANDARD TERMS AND CONDITIONS FOR
ASSIGNMENT AND ASSUMPTION

1.             Representations and Warranties.

1.1           Assignor.  The Assignor (a) represents and warrants that (i) it is the legal and beneficial owner of the Assigned Interest, (ii) the Assigned Interest is free and clear of any lien, encumbrance or other adverse claim and (iii) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby; and (b) assumes no responsibility with respect to (i) any statements, warranties or representations made in or in connection with the Working Capital Facility or any other Transaction Document, (ii) the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Working Capital Facility or any other Transaction Document or any collateral thereunder, (iii) the financial condition of the Borrower, any of its Subsidiaries or Affiliates or any other Person obligated in respect of the Working Capital Facility or any other Transaction Document or (iv) the performance or observance by the Borrower, any of its Subsidiaries or Affiliates or any other Person of any of their respective obligations under the Working Capital Facility or any other Transaction Document.

1.2.          Assignee.  The Assignee (a) represents and warrants that (i) it has full power and authority, and has taken all action necessary, to execute and deliver this Assignment and Assumption and to consummate the transactions contemplated hereby and to become a Lender under the Working Capital Facility, (ii) it satisfies the requirements, if any, specified in the Working Capital Facility that are required to be satisfied by it in order to acquire the Assigned Interest and become a Lender, (iii) from and after the Effective Date, it shall be bound by the provisions of the Working Capital Facility as a Lender thereunder and, to the extent of the Assigned Interest, shall have the obligations of a Lender thereunder, and (iv) it has received a copy of the Working Capital Facility, together with copies of the most recent financial statements delivered pursuant to Section 6.01 of the CSRA as incorporated by reference in Section 5.03 of the Working Capital Facility, as applicable, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Assumption and to purchase the Assigned Interest on the basis of which it has made such analysis and decision independently and without reliance on the Lender and (b) agrees that (i) it will, independently and without reliance on the Assignor or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Working Capital Facility, and (ii) it will perform in accordance with their terms all of the obligations which by the terms of the Working Capital Facility are required to be performed by it as a Lender.

2.             Payments.   From and after the Effective Date, the Lender shall cause the Borrower to make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to

Annex 1 to Assignment and Assumption

but excluding the Effective Date and to the Assignee for amounts which have accrued from and after the Effective Date.

3.             General Provisions.  This Assignment and Assumption shall be binding upon, and inure to the benefit of, the parties hereto and their respective successors and assigns.  This Assignment and Assumption may be executed in any number of counterparts, which together shall constitute one instrument.  Delivery of an executed counterpart of a signature page of this Assignment and Assumption by telecopy shall be effective as delivery of a manually executed counterpart of this Assignment and Assumption.  This Assignment and Assumption shall be governed by, and construed in accordance with, the law of the State of New York.

2

EXHIBIT B

[FORM OF PROMISSORY NOTE]

PROMISSORY NOTE

$[ ]	[ ], 20[ ]
New York, New York

FOR VALUE RECEIVED, Reliant Energy Power Supply, LLC, a Delaware limited liability company (the “Borrower”), hereby promises to pay to Merrill Lynch Capital Corporation (the “Lender”), at the office of the Lender as shall be notified to the Borrower from time to time, the principal sum of [DOLLAR AMOUNT] dollars (or such lesser amount as shall equal the aggregate unpaid principal amount of the Loans made by the Lender to the Borrower under the Working Capital Facility), in lawful money of the United States of America and in immediately available funds, on the dates and in the principal amounts provided in the Working Capital Facility, and to pay interest on the unpaid principal amount of each such Loan, at such office, in like money and funds, for the period commencing on the date of such Loan until such Loan shall be paid in full, at the rates per annum and on the dates provided in the Working Capital Facility.

The date, amount, Type, interest rate and duration of Interest Period (if applicable) of each Loan made by the Lender to the Borrower, and each payment made on account of the principal thereof, shall be recorded by the Lender on its books and, prior to any transfer of this Note, endorsed by the Lender on the schedule attached hereto or any continuation thereof, provided that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Borrower to make a payment when due of any amount owing under the Working Capital Facility or hereunder in respect of the Loans made by the Lender.

This Note evidences Loans made by the Lender under the Working Capital Facility dated as of September 24, 2006 (as modified and supplemented and in effect from time to time, the “Working Capital Facility”) among the Borrower, the Lender and the Guarantors party thereto.  Terms used but not defined in this Note have the respective meanings assigned to them in the Working Capital Facility.

Form of Promissory Note

The Working Capital Facility provides for the acceleration of the maturity of this Note upon the occurrence of certain events and for prepayments of Loans upon the terms and conditions specified therein.

Except as permitted by Section 9.04 of the Working Capital Facility, this Note may not be assigned by the Lender to any other Person.

This Note shall be governed by, and construed in accordance with, the law of the State of New York.

RELIANT ENERGY POWER SUPPLY, LLC

By
Name:
Title:

2

SCHEDULE OF LOANS

This Note evidences Loans made, continued or converted under the within-described Working Capital Facility to the Borrower, on the dates, in the principal amounts, of the Types, bearing interest at the rates and having Interest Periods (if applicable) of the durations set forth below, subject to the continuations, conversions and payments and prepayments of principal set forth below:

Date	Principal Amount of Loan	Type of Loan	Interest Rate	Duration of Interest Period (if any)	Amount Paid, Prepaid, Continued or Converted	Notation Made by

3

EXHIBIT C

[FORM OF BORROWING REQUEST]

[                 ], 20[     ]

Merrill Lynch Capital Corporation
4 World Trade Center
22nd Floor
New York, New York  10080
Attention:  Gillian Prince

Re:                               Reliant Energy Power Supply, LLC

Reliant Energy Power Supply, LLC (the “Borrower”), delivers this Borrowing Request in accordance with Section 2.03 of the Working Capital Facility, dated as of September 24, 2006, by and among the Borrower, the Lender party thereto and the Guarantors party thereto (the “Working Capital Facility”).  All terms used herein and not defined herein have the meaning assigned thereto in the Working Capital Facility.

The Borrower hereby requests that a Borrowing be made as follows:

1.             The aggregate amount of the Borrowing being requested hereby is $[              ].

2.             It is hereby requested that a Borrowing set forth in paragraph 1 above be made by 3:00 p.m., New York City time, on [                            ] (which shall be a Business Day).

3.             The Borrowing is to be [an ABR] [a Eurodollar] Borrowing.

4.             If the Borrowing is a Eurodollar Borrowing, the initial Interest Period therefor is one month.

5.             The location and number of the Borrower’s account to which funds are to be disbursed are [                                          ], [                                                        ].

6.             The Borrower hereby confirms that the conditions set forth in Section 4.02 of the Working Capital Facility are satisfied as of the date hereof (unless otherwise specified therein).

RELIANT ENERGY POWER SUPPLY, LLC

By:
Name:

Form of Borrowing Request

EXHIBIT D

[FORM OF INTEREST ELECTION REQUEST]

[               ], 20[    ]

Merrill Lynch Capital Corporation
4 World Trade Center
22nd Floor
New York, New York  10080
Attention:  Gillian Prince

Re:                               Reliant Energy Power Supply, LLC

Reliant Energy Power Supply, LLC (the “Borrower”), delivers this Interest Election Request in accordance with Section 2.03 of the Working Capital Facility, dated as of September 24, 2006, by and among the Borrower, the Lender party thereto and the Guarantors party thereto (the “Working Capital Facility”).  All terms used herein and not defined herein have the meaning assigned thereto in the Working Capital Facility.

The Borrower hereby requests the continuation or conversion of Loans under the Working Capital Facility as follows (complete as appropriate):

☐                On                      , 20     , the Borrower requests that the Eurodollar Loans having Interest Periods that expire on such date and in a principal amount of $[                      ] be continued as Eurodollar Loans with an Interest Period of one month’s duration; and

☐                On                       , 20     , the Borrower requests that the Eurodollar Loans having Interest Periods that expire on such date and in a principal amount of $[                      ] be converted into ABR Loans.

☐                On                       , 20     , the Borrower requests that ABR Loans be converted into Eurodollar Loans in a principal amount of $[                      ] having Interest Periods of one month’s duration.

RELIANT ENERGY POWER SUPPLY, LLC

By:
Name:
Title:

EXHIBIT E

[FORM OF JOINDER AGREEMENT]

([Subsidiary])

This JOINDER AGREEMENT dated as of [date] (this “Agreement”), is among the undersigned and the other parties to each of the agreements listed on Schedule A attached hereto (each a “Joined Agreement” and together the “Joined Agreements”).  With respect to each Joined Agreement, the undersigned hereby agrees with the parties thereto as follows:

Effective as of the date hereof, the undersigned by its signature below hereby becomes a party to each Joined Agreement in the capacity indicated on Schedule A attached hereto, in each case in accordance with the applicable provisions of such Joined Agreement for parties joining such Joined Agreement, if any, and, without limiting the joinder requirements of any Joined Agreement, the undersigned hereby (a) assumes all the obligations under each Joined Agreement applicable to the undersigned in the capacity in which it is joining thereunder, (b) agrees to be bound by the provisions of each Joined Agreement applicable to the undersigned in the capacity in which it is joining thereunder as if the undersigned had been an original party thereto, and (c) confirms that, after joining each Joined Agreement as set forth above, the representations and warranties set forth in each Joined Agreement applicable to the undersigned in the capacity in which it is joining thereunder are true and correct in all material respects as of the date hereof; provided however, that the undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under any Joined Agreement applicable to the undersigned in its capacity thereunder which accrue prior to the date hereof to the extent the same is expressly set forth on Schedule A attached hereto with respect to such Joined Agreement.

To the extent required by the terms of each Joined Agreement, the joinder of the undersigned to such Joined Agreement as provided herein is acknowledged and agreed below by the applicable parties thereto.  This Agreement shall be construed as a separate agreement with the parties to each Joined Agreement, and no party to this Agreement that is not a party to such Joined Agreement shall have any rights with respect to such Joined Agreement by virtue of this Agreement.

This Agreement may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.  As expressly supplemented hereby, each Joined Agreement shall remain in full force and effect.

THIS JOINDER AGREEMENT AND THE JOINED AGREEMENTS REPRESENT THE FINAL AGREEMENT AMONG THE APPLICABLE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES TO ANY JOINED AGREEMENT.

[signatures follow]

IN WITNESS WHEREOF this Joinder Agreement is executed and delivered as of the         day of        ,        .

[SUBSIDIARY]

By:
Name:
Title:

Acknowledged and Agreed:

[ ]

By:
Name:
Title:

Signature Page to Joinder Agreement

Schedule A

Joined Agreements

Counterparties	Agreement	Capacity Joined	Liability
Merrill Lynch & Co., Inc. (“ML&Co”), a Delaware corporation, and Merrill Lynch Commodities, Inc. (“MLCI”), a Delaware corporation.

Credit Sleeve and Reimbursement Agreement dated as of September 24, 2006 (the “CSRA”), among Reliant Energy Power Supply, LLC, and the Other Reliant Retail Obligors listed on the signature pages thereto, on one hand, and ML&Co and MLCI, on the other hand, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time .

Other Reliant Retail Obligor

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the CSRA which accrue prior to the date hereof.

Merrill Lynch Capital Corporation, a Delaware corporation (“MLCC”).

Working Capital Facility dated as of September 24, 2006 (the “WCF”), among MLCC, as Lender, REPS, as Borrower, and the Other Reliant Retail Obligors, as Guarantors, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time.

Additional Guarantor

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the WCF which accrue prior to the date hereof.

Reliant Energy, Inc., a Delaware corporation (“REI”), Reliant Energy Corporate Services, LLC, a Delaware limited liability company) (“RECS”), Reliant Energy Solutions East, LLC, a Delaware limited liability company (“RESE” and together with REI and RECS, the “Reliant Counterparties”),

Master Services Agreement dated as of September 24, 2006 (the “MSA”), among the Reliant Counterparties and the Retail Companies listed on the signature pages thereto, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time.

Retail Company

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the  MSA  which accrue prior to the date hereof.

Reliant Counterparties

Transition Agreement dated as of December 1, 2006 (the “Transition Agreement”), among the Reliant Counterparties and the Retail Companies listed on the signature pages thereto, as the same may be amended, supplemented, restated, renewed, replaced, waived or otherwise modified from time to time.

Retail Company

The undersigned shall have no liability for the observance and performance of the terms, conditions, and obligations under applicable to the undersigned in its capacity under the Transition Agreement  which accrue prior to the date hereof.